UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2008

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On July 1, 2008, the Company made grants of nonqualified stock options and restricted stock to employees of the Company, including grants to Dr. Maddon (option for 75,000 shares and 25,000 restricted shares), Mr. Mark Baker (option for 60,000 shares), Dr. Boyd (option for 20,000 shares and 6,667 restricted shares) and Mr. McKinney (option for 25,000 shares and 8,333 restricted shares).  The options have an exercise price equal to the closing price of the Company's common stock on the date of grant.  In connection with these grants, the Compensation Committee of the Board of Directors modified the forms of grants used for stock incentive awards to provide for (i) vesting of these stock incentives ratably over a three-year period (except in the case of Dr. Maddon, whose stock incentives vest on the basis of the achievement of specified performance based milestones) and (ii) acceleration of the vesting of these and all previously granted and outstanding stock incentive awards for any employee in the event that, following a Change of Control (as such term is defined in the 2005 Stock Incentive Plan), such employee’s employment is Terminated without Cause (as such terms are defined in the changed form of stock incentive grant).  Attached as Exhibits 99.1 and 99.2 are forms of the awards.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1…..Form of Non-Qualified Stock Option Award Agreement

99.2      Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    PROGENICS PHARMACEUTICALS, INC.
                    By:  /s/ ROBERT A. MCKINNEY
                               Robert A. McKinney
                                                               Chief Financial Officer, Senior Vice President,
                                                               Finance & Operations and Treasurer

Date:  July 8, 2008